UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, Michael Benoff and Kathleen Merrigan, Ph.D., currently Class I directors of Marrone Bio Innovations, Inc. (the “Company”), notified the Company that they have decided not to stand for re-election to the Company’s board of directors (the “Board”) at the Company’s 2017 annual meeting of stockholders (the “Annual Meeting”). Mr. Benoff and Dr. Merrigan expect to continue to serve as members of the Board until the Annual Meeting, including their service on the Compensation Committee, Audit Committee and the Nominating and Corporate Governance Committee. Mr. Benoff and Dr. Merrigan’s respective decisions not to stand for re-election were for personal reasons and time considerations and did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

The Board has determined to include one director nominee for election at the Annual Meeting in the Company’s forthcoming proxy statement, and that effective upon the commencement of the Annual Meeting, the size of the Board will be reduced to five and the number of Class I directors will be reduced to one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: November 16, 2017	By:	/s/ Linda V. Moore
Linda V. Moore
Executive Vice President, General Counsel and Secretary